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                                                                   EXHIBIT 10.11

                             CONSULTING AGREEMENT
                             --------------------

     This Agreement is made and entered into as of November 1, 1991, by and between Imperial Bank, a California banking corporation, ("Bank") and Second Southern Corp. ("Consultant"), in connection with services to be provided to Bank by Consultant in the identification and implementation of an opportunity to raise capital for the benefit of Bank in connection with Bank's mortgage banking and thrift and loan activities which may be consolidated into a new company.

     Consultant has brought to the attention of Bank potential opportunities from time to time and has expended his time, effort and funds towards defining and perfecting such opportunities. Consultant has identified a specific potential transaction involving the Bank's Mortgage Division and Thrift subsidiary, and has performed sufficient market analysis and preliminary feasibility studies at its own cost and risk to provide Bank with the opportunity to assess the potential viability of the project. Consultant has offered and Bank has agreed that Consultant will pursue the matter, in coordination with designated Bank management, on a successful efforts basis with Bank being responsible only to third party costs and an agreed amount of overhead reimbursement absent the closing of a successful transaction.

     In order to pursue opportunities in connection with Bank's mortgage banking and thrift and loan activities and ongoing activities as hereinafter specified, Bank desires to engage Consultant effective as of the date hereof, and Consultant is willing to provide services to Bank involving the collection and analysis of relevant information, preparation of marketing oriented materials, selection of, negotiation with and coordination of appropriate professionals (legal, accounting and investment banking) to assist in the process leading to a potential securities offering or offerings ("Transaction") of a new company (the "Company") to raise capital to the benefit of Bank, and to provide ongoing advice and services with reference to the maximization of Bank's investment in Company over an extended period of time.

     In consideration of the mutual covenants and conditions hereof, the parties agree as follows:

     1. Bank hereby engages Consultant and Consultant hereby agrees to perform services for Bank in connection with the Transaction and on an ongoing basis hereafter.

     2. Consultant will be reimbursed for its costs in connection with providing the services hereunder on the basis of a payment of $12,500 per month for the time commitment of Consultant, it's employees and affiliates from the date hereof through the consummation of a Transaction or notice from Bank to Consultant to terminate its services. Consultant shall bill Bank monthly, including a detail of any ordinary and necessary out-of-pocket expenses incurred by Consultant in addition to its normal overhead cost, which costs shall be paid by Bank in addition to the monthly amount specified above.

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     3.  In the event a Transaction is consummated within one year from the date hereof, Bank shall pay to Consultant, in consideration of the services rendered and to be rendered in formatting and organizing the Company, analyzing and selecting financial alternatives, managing consultants and professionals, and providing ongoing services involving oversight of and advice in reference to Bank's investment in the Company for a period of ten (10) years from the date hereof, a fee equal to $175,000 payable upon a Transaction, plus an Incentive fee of 2.5 percent of the realized pretax gains received by Bank when, as and if realized by Bank from Bank's disposition of securities issued by the Company.
For purposes of this incentive fee, Bank shall be considered to have sold an amount equal to 20% of any securities holdings of the Company after any initial public offering as of January 1, 1997, 1998, 1999, 2000 and 2001, at a price equal to the arithmetic average of the daily average stock price of the Company as reported by the NASD during the preceding year, and Bank shall pay compensation based on such presumed sale to the extent that actual sales of Company securities by Bank during the preceding years have not been equal to or greater than the volume of presumed sales specified.

     4. In the event Bank distributes the securities of the Company to its parent or an affiliate, and the recipient of the securities agrees to assume Bank's fee obligations under this Agreement, no compensation shall be due Consultant out of this Agreement as a result of such transfer so long as the Bank remains secondarily liable for such payments. Any other distribution of Company securities by Bank shall be considered a sale at the average price as would be applicable to a presumed sale provided for above.

     5. Bank agrees to cooperate with Consultant in the providing of its services hereunder and Consultant shall be an independent contractor working under the general direction of Bank, but without the requirement of dedicating any particular personnel or specific hours of services in connection with this Agreement. Bank acknowledges that Consultant or its affiliates are Directors of Imperial Bank and/or Imperial Bancorp, Bank's parent, and that this relationship has been disclosed to Bank and to the Boards of Directors of both Bank and Imperial Bancorp, and this Agreement has been submitted to and approved by the respective Boards of both corporations without the participation of either G. Louis Graziadio III or Robert Muehlenbeck.

     6. Any provision of this Agreement which is prohibited or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, not be in effect to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. No amendment or waiver of any provision of this Agreement, nor consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by an authorized representative of the other party and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. All rights and remedies of the parties hereunder shall, except as otherwise specifically provided herein, be cumulative and non-exclusive of any

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rights or remedies which either may have under any other agreement or instrument, by ascertion of law, or otherwise. This Agreement shall become effective when it is executed by both parties and thereafter shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except that Consultant shall not have the right to assign its rights, obligations or interests hereunder with the prior written consent of Bank. Consultant's obligation to provide continuing services hereunder shall terminate upon the death or permanent disability of G. Louis Graziadio, III. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in said State.

     7. In the event of any dispute arising out of or in connection with this Agreement, and any documents executed pursuant hereto, the prevailing party, in addition to any other amounts which it may be entitled to, shall be entitled to recover from the other party reasonable attorneys' fees and court costs as shall be awarded in the resolution of such dispute.

     This Agreement is executed by or on behalf of the parties by duly authorized representatives as of the date first set forth above.

                                       IMPERIAL BANK

                                       By: /s/ Norman P. Creighton
                                          -------------------------------
                                          Norman P. Creighton, President
                                          and Chief Executive Officer


                                       SECOND SOUTHERN CORP.

                                       By: /s/ G. Louis Graziadio, III
                                          --------------------------------
                                          G. Louis Graziadio, III

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